Exhibit 4.1

 MEDALIST DIVERSIFIED, INC.

a Corporation Formed Under the Laws of the State of Maryland

Number _____	Shares _______

THIS CERTIFIES THAT ______________________ is the record holder of  _________________ (______) fully paid and non-assessable shares of common stock, $0.01 par value per share, of

MEDALIST DIVERSIFIED, INC.

(the “Corporation”) transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signature(s) of its duly authorized officer(s).

Francis P. Kavanaugh	C. Brent Winn, Jr.
President, Chief Executive Officer and Chairman of the Board	Chief Financial Officer

Countersigned by	PACIFIC STOCK TRANSFER COMPANY
	Las Vegas, NV	Authorized Signature

IMPORTANT NOTICE

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN,

OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A

CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

For value received, ______________________________________________ hereby sells, assigns and transfers unto                                                                                                                                                            (please insert name and address of Assignee, including zip code and Social Security or other identifying number of Assignee), (                        ) shares of Common Stock, $.01 par value per share, of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint                                                                                          agent to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated:_______________
NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.